Exhibit 5.1


                        NORFOLK SOUTHERN CORPORATION
                               LAW DEPARTMENT
                           THREE COMMERCIAL PLACE
                        NORFOLK, VIRGINIA 23510-9241


                                            May 19, 1997


Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia  23510-2191

                      Re:    Norfolk Southern Corporation
                             Registration Statement on Form S-3
                             (Registration No. 333-24051)

Ladies and Gentlemen:

               I am Corporate Counsel of Norfolk Southern Corporation, a Virginia corporation (the "Corporation"), and, as such, I have acted as counsel to the Corporation in connection with the issuance and sale of eight series of Notes, in an aggregate principal amount of $4,300,000,000 (collectively, the "Securities") to be issued pursuant to the Underwriting Agreement of the Corporation, dated May 14, 1997 (the "Base Underwriting Agreement") and the Pricing Agreement, dated May 14, 1997 (the "Pricing Agreement" and, together with the Base Underwriting Agreement, the "Underwriting Agreement") between the Corporation and Merrill Lynch & Co., J.P. Morgan & Co., PaineWebber Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, as representatives for the several underwriters (the "Underwriters"), which Pricing Agreement incorporates in its entirety all the provisions of the Base Underwriting Agreement. The Securities are to be issued under the Indenture, dated as of January 15, 1991 (the "Base Indenture"), between the Corporation and First Trust of New York, N.A., as successor trustee (the "Trustee"), as supplemented by a First Supplemental Indenture, dated as of May 19, 1997 (the "Supplemental Indenture") between the Corporation and the Trustee.

               This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

               In connection with this opinion, I have examined (i) the Registration Statement on Form S-3 (File No. 33-38595), relating to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations under the Securities Act, of up to $50,000,000 aggregate principal amount of debt securities of the Corporation, filed with the Securities and Exchange Commission (the "Commission") on January
23, 1991 under the Securities Act (such registration statement, as so amended, being hereinafter referred to as the "First Related Registration Statement"); (ii) the Registration Statement on Form S-3 (File No. 333-20203), relating to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations under the Securities Act, of up to $1,250,000,000 aggregate principal amount of debt securities, preferred stock, depositary shares and/or common stock of the Corporation, filed with the Commission on January 22, 1997 under the Securities Act
(such registration statement, as so amended, being hereinafter referred to as the "Second Related Registration Statement"); (iii) the Registration Statement on Form S-3 (File No. 333-24051), relating to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations under the Securities Act, of up to $3,000,000,000 aggregate principal amount of debt securities, preferred stock, depositary shares and/or common stock of the Corporation, filed with the Commission on March 27, 1997 under the Securities Act, Amendment No. 1 thereto filed on May 2, 1997, Amendment No. 2 thereto filed on May 6, 1997, and Amendment No. 3 thereto filed on May 12, 1997 (such registration statement, as so amended, together with the First Related Registration Statement and the Second
Related Registration Statement, being hereinafter referred to collectively as the "Registration Statement"); (iv) the Prospectus Supplement, dated May 14, 1997, together with the Base Prospectus, dated May 14, 1997 (together, the "Prospectus") in the forms thereof filed as part of the Registration Statement; (v) the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Trustee; (vi) the documents incorporated by reference in the Prospectus through May 14, 1997; (vii) an executed copy of the Base Indenture; (viii) an executed copy of the Supplemental Indenture; (ix) the executed Securities; (x) the Base Under-writing Agreement; (xi) the Pricing Agreement; (xii) the Restated Articles of Incorporation of the Corporation, as currently in effect; (xiii) the Bylaws of the Corporation, as currently in effect; and (xiv) resolutions of the Board of Directors of the Corporation relating to the issuance and sale of the Securities and related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Corporation and such agreements, certificates of public officials, certificates of officers or other representative of the Corporation and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

               In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making my examination of documents executed, or to be executed, by parties other than the Corporation, I have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such other parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Corporation and others.

               I am a member of the Bar in the Commonwealth of Virginia, and I do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions set forth below relate to the Base Indenture and the Securities as valid, binding and enforceable obligations of the Corporation, I have relied solely upon an opinion letter of even date herewith from Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, with respect to all matters of New York law related thereto.

               Based upon and subject to the foregoing, I am of the opinion that:

               1. The Base Indenture has been duly executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except
(a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) I express no opinion as to Section 512 of the Base Indenture.

               2. The Securities have been duly authorized, executed and authenticated in accordance with the terms of the Base Indenture and the Supplemental Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, and are valid and binding obligations of the Corporation entitled to the benefits of the Base Indenture and Supplemental Indenture and enforceable against the Corporation in accordance with their terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity and (b) I express no opinion as to Section 512 of the Base Indenture.

               I hereby consent to the use of my name under the heading "Legal Matters" in the Prospectus. I also hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                    Very truly yours,



                                    /s/ WILLIAM A. NOELL, JR.